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                                                                  Exhibit 10ss
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                             PACIFIC TELESIS GROUP

                      OUTSIDE DIRECTORS' RETIREMENT PLAN

     WHEREAS, PACIFIC TELESIS GROUP desires to provide retirement income to its outside directors through the maintenance of an unfunded, nonqualified retirement plan;

     WHEREAS, effective February 22, 1985, PACIFIC TELESIS GROUP adopted the PACIFIC TELESIS GROUP OUTSIDE DIRECTORS' RETIREMENT PLAN;

     NOW, THEREFORE, effective January 26, 1996, PACIFIC TELESIS GROUP does hereby amend the PACIFIC TELESIS GROUP OUTSIDE DIRECTORS' RETIREMENT PLAN in its entirety to provide as follows:


                                   ARTICLE I

                                  DEFINITIONS

Section 1.1    General

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.2    Annual Retainer

"Annual Retainer" shall mean the yearly fee paid to an Outside Director, irrespective of meeting attendance.

Section 1.3    Board of Directors

"Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

Section 1.4    Company

"Company" shall mean the Pacific Telesis Group, a Nevada corporation.

Section 1.5    Director

"Director" shall mean a member of the Board of Directors.

Section 1.6    Outside Director

"Outside Director" shall mean each Director who is not concurrently an employee of the Company or of a subsidiary of the Company.







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Section 1.7    Participant

"Participant" shall mean any Outside Director included in the Plan as provided in Article II.

Section 1.8    Plan

"Plan" shall mean the Pacific Telesis Group Outside Directors' Retirement Plan, as amended from time to time.


                                  ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

Section 2.1    Eligibility To Participate

Each Outside Director who was a participant in the Plan as of January 26, 1996 shall remain a Participant in this Plan unless such Outside Director is eligible to make an election to waive participation and waives participation in this Plan pursuant to Section 2.2.

Each Outside Director who was an Outside Director both on December 31, 1995, and on January 1, 1996 and who was not a Participant in this Plan shall become a Participant in the Plan effective May 2, 1996 if such Outside Director has not waived participation in this Plan pursuant to Section 2.2.

Section 2.2    Election Not To Participate in This Plan

This Section 2.2  shall apply  to each  Outside Director  who  was an  Outside
Director both  on December 31,  1995, and  on January 1,  1996.   Such Outside
Director shall elect in accordance with the following alternatives:

     (a) If the Outside Director's annual benefit accrued under this Plan as of May 1, 1996 is equal to 100% of the annual retainer payable to Outside Directors, the Outside Director may elect to remain a participant in this Plan, or the Outside Director may elect to become a Participant in the Pacific Telesis Group Outside Directors' Deferred Stock Unit Plan and to waive all benefits under this Plan (whether such benefits are attributable to service before or after January 1, 1996).

     (b) If the Outside Director's annual benefit accrued under this Plan as of May 1, 1996, is less than 100% of the annual retainer payable to Outside Directors, the Outside Director may elect to remain a participant in this Plan as to the Outside Director's prorata accrued benefit and receive only certain benefits under the Pacific Telesis Group Outside Directors' Deferred Stock Unit, or the Outside Director may elect to become a Participant in the Pacific Telesis Group Outside Directors' Deferred Stock Unit Plan for his or her entire retirement benefit and to waive all benefits under this Plan (whether such benefits are attributable to service before or after January 1, 1996).

The election under this Section 2.2 shall be made in writing on or before May 1, 1996, and shall be irrevocable thereafter.



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                                  ARTICLE III

                                  RETIREMENT

Section 3.1    Commencement of Benefit

A Participant's retirement benefit shall commence on the first day of the month following the later of:

     (a)  His or her 65th birthday; or

     (b)  The date he or she ceases to serve as a Director.

Clause (a) shall not apply if the Participant has become permanently and totally disabled.

Section 3.2    Retirement Benefit Amount

The annual retirement benefit payable to a Participant under this Article III shall be equal to a percentage of the annual retainer in effect at the time of retirement, which percentage is equal to 15% multiplied by the Director's years of service (not to exceed 100%). Service prior to the effective date of this Plan shall be taken into account for the purpose of this Section 3.2, including service on the Board of Directors of Pacific Bell (formerly known as "The Pacific Telephone and Telegraph Company"). Simultaneous service on the Boards of the Company and of Pacific Bell shall count as only one period of service. For purposes of this Section 3.2 only, any period served will be rounded to the next higher whole year. For Outside Directors whose accrued benefit as of May 1, 1996, is equal to less than 100% of the annual retainer and who elect pursuant to Section 2.2 to continue participation of this Plan, the "years of service" for purposes of calculating the percentage of the retainer benefit shall be the whole years calculated as of May 1, 1996, and such years shall not increase with further service.

This benefit shall continue for the life of the Participant. If the Participant is reelected to the Board while receiving a retirement benefit, further payment of such benefit shall be terminated until the Participant once again ceases to serve as an Outside Director.


















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                                  ARTICLE IV

                              PLAN ADMINISTRATION

Section 4.1    Funding

This Plan shall not be funded either by the creation of a separate trust fund or by the establishment of any alternative funding program. Benefits shall be paid from the general assets of the Company. The Company shall be under no obligation to segregate or earmark any cash or other property for the payment of any benefits under this Plan, nor shall the Company be under any obligation to purchase insurance to provide any benefits. If any cash or other property is segregated or earmarked by the Company or if insurance is purchased for such purpose, no Participant shall have any right whatsoever in any such cash or other property but the same shall remain free for disposition for any purpose by the Company. Participation in the Plan shall not give any person any right of claim to a retirement income or any other benefit hereunder except to the extent that there are funds therefor as part of the general assets of the Company.

Section 4.2    Administration and Interpretation

The Board of Directors shall have the sole authority to construe and interpret this Plan in accordance with its terms and provisions and to make rules relating to the administration thereof. The decision of the Board of Directors with respect to any issues relating to the interpretation of this Plan shall be final, conclusive and binding on all parties. The Board of Directors may delegate any part of its duties hereunder to the Company's Executive Vice President--Human Resources, subject to the final authority of the Board of Directors.

Section 4.3    Termination and Amendment

The Board of Directors may terminate, suspend or amend this Plan in whole or in part, at any time, as it may deem advisable. No such termination, suspension, or amendment shall impair any rights which have already accrued to a Participant under this Plan; provided, however, that to the extent that the Board of Directors approves any new benefit plan or improvement to any existing benefit plan applicable to Outside Directors, it may terminate rights which have already accrued to a Participant under this Plan if, in its sole discretion, it determines that the benefits payable to a Participant under such new or improved plan adequately replace the benefits provided hereunder.

Section 4.4    Assignment

No Participant nor any other person shall have any right or interest in this Plan or its continuance, or in the payment of any benefit hereunder, unless and until all the provisions of this Plan, the rules adopted hereunder, and restrictions and limitations on any benefit provided herein have been fully satisfied. No rights under this Plan, contingent or otherwise, shall be assignable or subject to any pledge or encumbrance of any nature.





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Section 4.5    Required Withholdings

There shall be deducted from all payments of benefits under the Plan any taxes or other amounts which may be required to be withheld by the Company in respect of such payments.



















































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